Exhibit 99.1

BOSTON CAPITAL REIT AUTHORIZES DIVIDEND

Boston, November 14, 2007 — Boston Capital Real Estate Investment Trust, Inc. (the “Company”) announced today that the Company’s board of directors (the “Board”) authorized a distribution to its investors for December 2007 (the “Distribution”).  The Distribution is equivalent to an annual rate of six percent (6%) assuming the share was purchased for $10 and is expected to constitute a return of capital for tax purposes.

The Board authorized the Distribution in the amount of $0.00164384 per share, per day and pro-rated for the period of ownership.  The Distribution is authorized as of daily record dates throughout the month of December and will be aggregated and paid in cash no later than January 23, 2008.

The Company currently owns eleven properties across the United States.  On October 23, 2007, the Company announced that it had signed a definitive merger agreement to be acquired by affiliates of BPG Properties, Ltd. in an all cash transaction.

This release contains forward-looking statements relating to the business and financial outlook of the Company that are based on our current expectations, estimates, forecasts and projections, and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the risk factors sections contained in the Company’s recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other of the Company’s filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

About Boston Capital, the Company’s Sponsor:

Boston Capital, headquartered in Boston, MA, is a private equity firm specializing in real estate and tax advantaged investments. As of January 2007, Boston Capital’s holdings included over 2,700 multifamily apartment properties in 48 states and the District of Columbia, constituting nearly 157,000 apartments with a development cost in excess of $11.5 billion. Boston Capital is the fourth largest owner/investor of apartment properties in the country and the 11th largest owner of real estate property in general.

In connection with the proposed merger, the Company will file a proxy statement and other related materials with the Securities and Exchange Commission (the "SEC").  THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT IS FILED WITH THE SEC IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The proxy statement and other relevant materials and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors may obtain free copies of the documents filed with the SEC by the Company by directing a written request to Boston Capital Real Estate Investment Trust, Inc., One Boston Place, Suite 2100, Boston, MA 02108-4406. Attention: Amanda Roy.  The definitive proxy statement will be mailed to the Company’s stockholders.

The Company and its respective directors and executive officers and other members of management may be deemed participants in the solicitation of proxies in respect to the proposed merger.  You can find information regarding the directors and executive officers of the Company in the proxy statement for the Company’s annual meeting of stockholders filed with the SEC on April 19, 2007.  Updated information regarding the directors and executive officers of the Company can be obtained by reading the proxy statement to be filed in connection with the merger, as it may be amended from time to time.

For more information contact:

David Gasson
Vice President
Director of Corporate Communications
Boston Capital
One Boston Place
Boston, MA 02108-4406

(617) 624-8896
dgasson@bostoncapital.com